Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 8, 2021 relating to the financial statements of The Davey Tree Expert Company and the effectiveness of The Davey Tree Expert Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Davey Tree Expert Company for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
September 29, 2021